Exhbiti 99.1
AGREEMENT TO FILE JOINT SCHEDULE 13D

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing on their behalf of a single Schedule 13D and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of shares of the common stock of Majesco Entertainment Company, a Delaware corporation.  The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Dated: October 9, 2015	/s/ Michael Brauser
Michael Brauser

Dated: October 9, 2015	GRANDER HOLDINGS INC 401K

	By:	/s/ Michael Brauser
Michael Brauser, Trustee

Dated: October 9, 2015	MARLIN CAPITAL INVESTMENTS, LLC

	By:	/s/ Michael Brauser
Michael Brauser, Manager

Dated: October 9, 2015	BETSY & MICHAEL BRAUSER CHARITABLE FAMILY FOUNDATION

	By:	/s/ Michael Brauser
Michael Brauser, Trustee

Dated: October 9, 2015	MICHAEL & BETSY BRAUSER TBE

	By:	/s/ Michael Brauser
Michael Brauser

	By:	/s/ Betsy Brauser
Betsy Brauser